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                                                                  Exhibit (j)(2)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference to this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A)(No. 33-65690) of The Armada Advantage Fund of our reports dated February 1, 2002, included in the 2001 Annual Reports to shareholders.

                                             /s/ Ernst & Young LLP
                                             ---------------------
                                                 Ernst & Young LLP




Philadelphia, PA

February 26, 2002